UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021 (December 15, 2021)

G1 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Park Offices Drive Suite 200 Research Triangle Park, NC	27709
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (919) 213-9835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	GTHX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The information disclosed below in Item 1.02 of this Form 8-K is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On December 15, 2021, G1 Therapeutics, Inc. (the “Company”) and Boehringer Ingelheim Pharmaceuticals, Inc. (“BI”) entered into a mutual termination, release, and settlement agreement (the “Termination Agreement”) to end the Co-Promotion Agreement by and between the Company and BI, dated June 29, 2020 (the “Co-Promotion Agreement”). The Co-Promotion Agreement had an original term ending on the third anniversary of the First Commercial Sale (as defined in the Co-Promotion Agreement), subject to early termination.

The Termination Agreement provides that after March 2, 2022, BI will no longer commercialize and promote the Company’s product COSELATM (the “Product”) for the prevention of chemotherapy-induced myelosuppression in small cell lung cancer within the territories of the United States and Puerto Rico (the “Territory”). As reported in a Form 8-K filed by the Company on September 15, 2021, the Company recently announced a supplemental sales force to accelerate sales activities and help maximize the adoption of the Product. The Company intends to complete hiring and deploying a full sales force of 34 sales representatives during the first quarter of 2022 to fully commercialize and promote the Product to health care providers.

Pursuant to the Termination Agreement, the parties agreed that the Company’s obligation under the Co-Promotion Agreement to pay BI certain payments based on a percentage of the Company’s “Net Sales” (as defined in the Co-Promotion Agreement) of the Product within the Territory (the “Sales Payments”) for the first year following the First Commercial Sale of the Product within the Territory remains unchanged and will end as of March 2, 2022. For two years following March 2, 2022, the Sales Payments will be decreased to mid single-digit percentages of Net Sales. The Sales Payments will vary based on the level of Net Sales in an applicable year following March 2, 2022. The Company’s obligation to make Sales Payments and other obligations under the Co-Promotion Agreement will terminate in March 2024.

Commencing on December 15, 2021, the parties will work together to (i) wind down BI’s performance of the promotion services and the promotion plan described in the Co-Promotion Agreement and (ii) develop a written transition plan that facilitates an organized and efficient transition of such promotion services or other activities performed by BI under the Co-Promotion Agreement (the “2022 Transition Plan”). The Termination Agreement provides that the obligations set forth therein and the 2022 Transition Plan supersede and render moot the parties’ obligations with respect to certain obligations set forth in the Co-Promotion Agreement. BI will be relieved of promotion duties with respect to accounts that are transitioned from BI to the Company. The Termination Agreement also includes customary covenants, including mutual non-disparagement, mutual release, and limitation of liability provisions. Additionally, it provides for the survival of the confidentiality and indemnification provisions in the Co-Promotion Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2021.

Item 7.01	Regulation FD Disclosure.

On December 16, 2021, the Company issued a press release announcing the end of the Co-Promotion Agreement through the Termination Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 16, 2021

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G1 THERAPEUTICS, INC.

By:	/s/ James Stillman Hanson
James Stillman Hanson
General Counsel

Date: December 16, 2021